SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective July 20, 2005, Sean E. Epps and Gary W. Edwards resigned from the Board of Directors of the Company. Mr. Epps was Chairman of the Audit Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors. Mr. Edwards was a member of the Audit Committee of the Board of Directors.

(d) David R. Hang, age 29, has been appointed to the Company’s Board of Directors effective July 20, 2005. Mr. Hang is an associate at J.P. Morgan Partners. He has a B.S. in Finance from the University of Virginia. He is a member of the Board of Directors of Vetco International. Mr. Hang was also appointed as Chairman of the Audit Committee of the Board of Directors as of the same date. Effective July 20, 2005, John W. Breckenridge, a Board member, was elected Chairman of the Company’s Board of Directors and appointed as a member of the Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: July 26, 2005	/s/ Anthony A. Rabb
Anthony A. Rabb, Chief Financial Officer and
Vice President, Finance